CASE NAME:                                                         ACCRUAL BASIS


CASE:                                                                2/13/95


JUDGE:





                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                            MONTHLY OPERATING REPORTS
                           MONTH ENDING: JUNE 30, 2002



IN ACCORDANCE WITH TITLE 28, SECTION 1746, OF THE UNITED STATES CODE, I DECLARE UNDER PENALTY OF PERJURY I HAVE EXAMINED THE FOLLOWING MONTHLY OPERATING REPORT (ACCURAL BASIS-1THROUGH ACCURAL BASIS-7) AND THE ACCOMPANYING ATTACHMENTS AND, TO THE BEST OF MY KNOWLEDGE, THESE DOCUMENTS ARE TRUE, CORRECT AND COMPLETE. DECLARATION OF THE PREPARER (OTHER THAN RESPONSIBLE PARTY): IS BASED ON ALL INFORMATION OF WHICH PREPARER HAS ANY KNOWLEDGE.


RESPONSIBLE PARTY:

                                             Secretary
---------------------------------------      -----------------------------------
ORIGINAL SIGNATURE OF RESPONSIBLE PARTY      TITLE


James C. Williams                            July 19, 2002
---------------------------------------      -----------------------------------
PRINTED NAME OF RESPONSIBLE PARTY            DATE


PREPARER:

                                             Secretary
---------------------------------------      -----------------------------------
ORIGINAL SIGNATURE OF PREPARER               TITLE


James C. Williams                            July 19, 2002
---------------------------------------      -----------------------------------
PRINTED NAME OF PREPARER                     DATE

CASE NAME:  Cadiz Properties, Inc.                               ACCRUAL BASIS-1
            ---------------------------

CASE NUMBER: 01-80459-RCM-11


COMPARATIVE BALANCE SHEET
ASSETS                                 SCHEDULE                MONTH               MONTH                 MONTH
                                       AMOUNT

                                                               Apr. 2002           May 2002              June 2002
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------

1. UNRESTRICTED CASH                                           3,877               3,624                 3,621
2. RESTRICTED CASH
3. TOTAL CASH                                                  3,877               3,624                 3,621
4. ACCOUNTS RECEIVABLE, NET
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
5. INVENTORY
6. NOTES RECEIVABLE
7. PREPAID EXPENSES
8. OTHER (ATTACH LIST)                                         61,494              61,494                61,494
9. TOTAL CURRENT ASSETS                                        65,371              65,118                65,115
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
10. PROPERTY, PLANT, & EQUIPMENT                               11,372,640          11,372,640            11,372,640
11. LESS:ACCUMULATED                                           1,941,995           1,963,035             1,984,077
DEPRECIATION/DEPLETION
12. NET PROPERTY, PLANT & EQUIPMENT                            9,430,645           9,409,605             9,388,563
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
13. DUE FROM INSIDERS                                          2,060,160           2,214,826             2,369,493
14. OTHER ASSETS - NET OF                                      115,988             114,282               112,576
15. OTHER (ATTACH LIST)
16. TOTAL ASSETS                                               11,672,164          11,803,831            11,935,747
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
POST PETITION LIABILITIES
17. ACCOUNTS PAYABLE
18. TAXES PAYABLE
19. NOTES PAYABLE
20. PROFESSIONAL FEES
21. SECURED DEBT                                               243,325             293,907               344,355
22. OTHER (ATTACH LIST)
23. TOTAL POSTPETITION LIABILITIES                             243,325             293,907               344,355
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
PREPETITION LIABILITIES
24. SECURED DEBT                                               7,401,415           7,401,415             7,401,415
25. PRIORITY DEBT
26. UNSECURED DEBT
27. OTHER (ATTACH LIST)
28. TOTAL PREPETITION LIABILITIES                              7,401,415           7,401,415             7,401,415
29. TOTAL LIABILITIES                                          7,644,740           7,695,322             7,745,770
EQUITY
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
30. PREPETITION OWNER'S EQUITY                                 3,646,334           3,646,334             3,646,334
31. POSTPETITION CUMULATIVE PROFIT OR                          381,090             462,175               543,643
(LOSS)
32. DIRECT CHARGES TO EQUITY
33. TOTAL EQUITY                                               4,027,424           4,108,509             4,189,977
-------------------------------------- ----------------------  ------------------  --------------------- ---------------------
34. TOTAL LIABILITIES & OWNERS' EQUITY                         11,672,164          11,803,831            11,935,747


Case Name: Cadiz Properties, Inc.                                                       MOR-1

Case No: 01-80459-RCM-11

                                                              April             May              June

8. Property Tax Escrow                                        $  61,494         $  61,494        $  61,494



14. Capitalized Professional Fees                             $ 115,988         $ 114,282        $ 112,576
      net of amortization


CASE NAME:  Cadiz Properties, Inc.                               ACCRUAL BASIS-2
            -----------------------------

CASE NUMBER: 01-80459-RCM-11


INCOME STATEMENT
------------------------------------------  ---------------------- ------------------- -----------------------  ------------------
REVENUES                                    MONTH                  MONTH               MONTH                    QUARTER
                                                                                                                TOTAL

                                            Apr. 2002              May 2002            June 2002
1. GROSS REVENUES                           154,667                154,667             154,667                  464,001
2. LESS: RETURNS & DISCOUNTS
3. NET REVENUE                              154,667                154,667             154,667                  464,001
COSTS OF GOODS SOLD
4. MATERIAL
5. DIRECT LABOR
6. DIRECT OVERHEAD
7. TOTAL COST OF GOODS SOLD
8. GROSS PROFIT                             154,667                154,667             154,667                  464,001
OPERATING EXPENSES
9. OFFICER / INSIDER COMPENSATION
10. SELLING & MARKETING
11. GENERAL & ADMINISTRATIVE                3                      3                   3                        9
12. RENT & LEASE
13. OTHER (ATTACH LIST)
14. TOTAL OPERATING EXPENSES                3                      3                   3                        9
15. INCOME BEFORE NON-OPERATING             154,664                154,664             154,664                  463,992
      INCOME & EXPENSE
OTHER INCOME & EXPENSE
16. NON-OPERATING INCOME (ATTACH LIST)
17. NON-OPERATING EXPENSE (ATTACH LIST)
18. INTEREST EXPENSE                        52,369                 50,582              50,448                   153,399
19. DEPRECIATION / DEPLETION                21,041                 21,041              21,041                   63,123
20. AMORITIZATION                           1,706                  1,706               1,706                    5,118
21. OTHER (ATTACH LIST)
22. NET OTHER INCOME & EXPENSES             75,116                 73,329              73,195                   221,640
REORGANIZATION EXPENSES
23. PROFESSIONAL FEES
24. U.S. TRUSTEE FEES                                              250                                          250
25. OTHER (ATTACH LIST)
26. TOTAL REORGANIZATION EXPENSES                                  250                                          250
27. INCOME TAX
28. NET PROFIT (LOSS)                       79,548                 81,085              81,469                   242,102



CASE NAME:  Cadiz Properties, Inc.                               ACCRUAL BASIS-3
            --------------------------------

CASE NUMBER: 01-80459-RCM-11


CASH RECEIPTS AND                           MONTH                  MONTH               MONTH                    QUARTER
DISBURSEMENTS                                                                                                   TOTAL

                                            April, 2002            May, 2002           June, 2002
1. CASH - BEGINNING OF MONTH                3,880                  3,877               3,624                    3,880
RECEIPTS FROM OPERATORS
2. CASH SALES
COLLECTIONS OF ACCOUNTS RECEIVABLE
3. PREPETITION
4. POSTPETITION
5. TOTAL OPERATING RECEIPTS
NON-OPERATING RECEIPTS
6. LOANS & ADVANCES (ATTACH LIST)
7. SALE OF ASSETS
8. OTHER (ATTACH LIST)
9. TOTAL NON-OPERATING RECEIPTS
10. TOTAL RECEIPTS
11. TOTAL CASH AVAILABLE                    3,880                  3,877               3,624                    3,880
OPERATING DISBURSEMENTS
12. NET PAYROLL
13. PAYROLL TAXES PAID
14. SALES, USE & OTHER TAXES PAID
15. SECURED / RENTAL / LEASE
16. UTILITIES
17. INSURANCE
18. INVENTORY PURCHASES
19. VEHICLE EXPENSES
20. TRAVEL
21. ENTERTAINMENT
22. REPAIRS & MAINTENANCE
23. SUPPLIES
24. ADVERTISING
25. OTHER (ATTACH LIST)                     3                      3                   3                        9
26. TOTAL OPERATING DISBURSEMENTS           3                      3                   3                        9
REORGANIZATION EXPENSES
27. PROFESSIONAL FEES
28. U.S. TRUSTEE FEES                                              250                                          250
29. OTHER (ATTACH LIST)
30. TOTAL REORGANIZATION EXPENSES                                  250                                          250
31. TOTAL DISBURSEMENTS
32. NET CASH FLOW                           (3)                    (253)               (3)                      (259)
33. CASH - END OF MONTH                     3,877                  3,624               3,621                    3,621


Case Name: Cadiz Properties, Inc.                                 MOR-3

Case No: 01-80459-RCM-11


                                       April             May              June
25. Bank Charges                         $3                $3               $3

CASE NAME:  Cadiz Properties, Inc.                               ACCRUAL BASIS-4
            ----------------------------

CASE NUMBER: 01-80459-RCM-11


ACCOUNTS RECEIVABLE AGING                   SCHEDULE               MONTH               MONTH                    MONTH
                                            AMOUNT

                                                                   April, 2002         May, 2002                June, 2002
1. 0 - 30
2. 31 - 60
3. 61 - 90
4. 91 +
5. TOTAL ACCOUNTS RECEIVABLE
6. AMOUNT CONSIDERED UNCOLLECTABLE
7. ACCOUNTS RECEIVABLE,  NET                                       0                   0                        0



AGING OF POSTPETITION TAXES AND PAYABLES                                             MONTH: June, 2002
                                                                                           -----------

TAXES PAYABLE                               0 - 30 DAYS        31 - 60 DAYS           61 - 90 DAYS         91+            TOTAL
                                                                                                           DAYS

1. FEDERAL
2. STATE
3. LOCAL
4. OTHER (ATTACH LIST)
5. TOTAL TAXES PAYABLE                      0                  0                     0                     0              0

6. ACCOUNTS PAYABLE                         0                  0                     0                     0              0



STATUS OF POSTPETITION TAXES                                              MONTH: June, 2002
                                                                                -----------

FEDERAL                                       *BEGINNING TAX              AMOUNT WITHHELD AND OR           AMOUNT         ENDING TAX
                                              LIABILITY                   ACCRUED                          PAID           LIABILITY

1. WITHHOLDING**
2. FICA - EMPLOYEE**
3. FICA- EMPLOYER**
4. UNEMPLOYMENT
5. INCOME
6. OTHER (ATTACH LIST)
------------------------------------------    --------------------------- -------------------------------- -------------  ----------
7. TOTAL FEDERAL TAXES                        0                           0                                0              0
STATE AND LOCAL
8. WITHHOLDING
9. SALES
10. EXCISE
11. UNEMPLOYMENT
12. REAL PROPERTY
13. PERSONAL PROPERTY
14. OTHER (ATTACH LIST)
15. TOTAL STATE AND LOCAL                     0                           0                                0              0
------------------------------------------    --------------------------- -------------------------------- -------------  ----------
16. TOTAL TAXES                               0                           0                                0              0
------------------------------------------    --------------------------- -------------------------------- -------------  ----------


* The beginning tax liability should represent the liability from the prior month or, if this is the first operating report, this amount should be zero

** Attach photocopies of IRS Form 6123 or your FTD coupon and payment receipt to verify payment or deposit.

CASE NAME:  Cadiz Properties, Inc.                               ACCRUAL BASIS-5
            ------------------------------

CASE NUMBER: 01-80459-RCM-11                                   MONTH: June, 2002
            ------------------------------                           -----------

The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.



BANK RECONCILIATIONS                                     Account #1       Account #2       Account #3
                                                         ---------------  ---------------  ----------------

A. BANK                                                  Comerica
B. ACCOUNT NUMBER                                        1880058878                                           Total
C. PURPOSE (TYPE)                                        DIP
1. BALANCE PER BANK STATEMENT                            3,621                                                3,621
2. ADD: TOTAL DEPOSITS NOT CREDITED
3. SUBTRACT: OUTSTANDING CHECKS
4. OTHER RECONCILING ITEMS
5. MONTH END BALANCE PER ITEMS                           3,621                                                3,621
6. NUMBER OF LAST CHECK WRITTEN                          1053



INVESTMENT ACCOUNTS                                      Account #1       Account #2          Account #3
                                                         ---------------  -----------------
BANK, ACCOUNT NAME & NUMBER                              DATE OF          TYPE OF            PURCHASE          CURRENT
                                                         PURCHASE         INSTRUMENT         PRICE             VALUE

7. ACCOUNT NUMBER
8. PURPOSE (TYPE):
9. BALANCE PER BANK STATEMENT
10. ADD: TOTAL DEPOSITS NOT CREDITED
11. TOTAL INVESTMENTS                                    0                0                  0                 0



CASH
12. CURRENCY ON HAND                                                                                            0

13. TOTAL CASH - END OF MONTH                                                                                   3,621



CASE NAME:  Cadiz Properties, Inc.                               ACCRUAL BASIS-6
            -----------------------------

CASE NUMBER: 01-80459-RCM-11                                   MONTH: June, 2002
             ----------------------------                            -----------

PAYMENTS TO INSIDERS AND PROFESSIONALS

OF THE TOTAL DISBURSEMENTS SHOWN FOR THE MONTH, LIST THE AMOUNT PAID TO INSIDERS (AS DEFINED IN SECTION 101 (31) (A)-(F) OF THE U.S. BANKRUPTCY CODE) AND TO PROFESSIONALS. ALSO, FOR PAYMENTS TO INSIDERS, IDENTIFY THE TYPE OF COMPENSATION PAID (e.g. SALARY, BONUS, COMMISSIONS, INSURANCE, HOUSING ALLOWANCE, TRAVEL, CAR ALLOWANCE ETC). ATTACH ADDITIONAL SHEETS IF NECESSARY.


                                                        INSIDERS
NAME                               TYPE OF PAYMENT                   AMOUNT PAID                        TOTAL PAID TO DATE

1.
2.
3.
4.
5.
6. TOTAL PAYMENTS TO INSIDERS                                        0                                  0


                                                       PROFESSIONALS
NAME                                   DATE OF COURT                     AMOUNT             AMOUNT         TOTAL          TOTAL
                                       ORDER AUTHORIZING                 APPROVED           PAID           PAID TO        INCURRED &
                                       PAYMENT                                                             DATE           UNPAID*

1.
2.
3.
4.
5.
6. TOTAL PAYMENTS TO PROFESSIONALS                                       0                  0              0              0


* INCLUDE ALL FEES INCURRED, BOTH APPROVED AND UNAPPROVED



                      POSTPETITION STATUS OF SECURED NOTES, LEASES PAYABLE AND ADEQUATE PROTECTION PAYMENTS
NAME OF CREDITOR                   SCHEDULED MONTHLY                AMOUNTS PAID DURING           TOTAL UNPAID
                                   PAYMENTS DUE                     MONTH                         POSTPETITION

1. Morgan Guaranty                 418,692                          0                             418,692
2.
3.
4.
5.
6. TOTAL PAYMENTS TO PROFESSIONALS                                  0                             418,692



CASE NAME:  Cadiz Properties, Inc.                               ACCRUAL BASIS-7
          ----------------------------

CASE NUMBER: 01-80459-RCM-11                                   MONTH: June, 2002
             -------------------------                               -----------



QUESTIONNAIRE                                                                                                      YES       NO

1. Have any assets been sold or transferred outside the normal course of business this reporting period?                     X
2. Have any funds been disbursed from any account other than a debtor in possession account?                                 X
3. Are any postpetition receivables (accounts, notes, or loans) due from related parties?                          X
4. Have any payments been made on prepetition liabilities this reporting period?                                             X
5. Have any postpetition loans been received by the debtor from any party?                                                   X
6. Are any postpetition payroll taxes past due?                                                                              X
7. Are any postpetition state or federal income taxes past due?                                                              X
8. Are any postpetition real estate taxes past due?                                                                          X
9. Are any other postpetition taxes past due?                                                                                X
10. Are any amounts owed to postpetition creditors delinquent?                                                               X
11. Have any prepetition taxes been paid during the reporting period?                                                        X
12. Are any wages payments past due?                                                                                         X


If the answer to any of the above questions is "yes," provide a detailed explanation of each item. Attach additional sheets if necessary.


INSURANCE                                                                                                          YES       NO

1. ARE WORKER'S COMPENSATION, GENERAL LIABILITY AND OTHER NECESSARY INSURANCE COVERAGES IN                         X
  EFFECT?
2. ARE ALL PREMIUM PAYMENTS PAID CURRENT?                                                                          X
3. PLEASE ITEMIZE POLICIES BELOW.


If the answer to any of the above questions is "NO," or if any policies have been cancelled or not renewed during this reporting period, provide an explanation below. Attach additional sheets if necessary.



                                                          INSTALLMENT PAYMENTS
TYPE OF POLICY                     CARRIER                           PERIOD COVERED                     PAYMENT AMOUNT AND
                                                                                                        FREQUENCY






Case Name: Cadiz Properties, Inc.                                    MOR-7

Case No: 01-80459-RCM-11


Questionaire:

3.   Rent  receivable  is  due  from  Debtor's   parent,   Alford   Refrigerated
     Warehouses, Inc., Case #01-39776-BJH-11

Insurance:

         All insurance coverage is maintained by Debtor's parent, Alford Refrigerated Warehouses, Inc, Case #01-39776-BJH-11